UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   November 28, 2006

First Bancorp
(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-15572	56-1421916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

341 North Main Street Troy, North Carolina 27371
(Address of Principal Executive Offices) (Zip Code)

(910) 576-6171
(Registrant’s Telephone Number, including area code)

Not Applicable
(Former Name or Address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FIRST BANCORP

Index

Page

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements Of Certain Officers	3

Signatures	4

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e)   On November 28, 2006, the board of directors of First Bancorp (the “Company”) adopted a change in the formula that determines bonuses under the Company’s Management Incentive Plan (the “Plan”), which provides for bonuses to the Company’s management employees, including its executive officers. The board determined that the “threshold goal” provision providing that no corporate bonuses are paid unless the Company achieves 90% of its consolidated corporate earnings per share goal will be changed to a threshold goal of 80%. The board also changed the scale for determining bonus awards under the Plan. Whereas the former scale provided for a bonus of 30% of a participant’s target bonus at the 90% threshold and 100% of the target bonus at the 100% threshold, the new scale provides for a bonus of 50% of a participant’s target bonus at the 80% threshold and 100% of the target bonus at the 100% threshold. The return on equity threshold goal and the other terms of the Plan were not changed. The Plan was filed as Exhibit 10(a) to the Company’s filing on Form 8-K filed January 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2006

FIRST BANCORP

By:	/s/ James H. Garner
Name:	James H. Garner
Title:	President and Chief Executive Officer

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